RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES
THIRD QUARTER RESULTS

Pennsauken, NJ – November 9, 2020 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care and information technology services, today announced financial results for the thirteen and thirty-nine week periods ended September 26, 2020.

RCM Technologies reported revenue of $31.6 million for the thirteen week period ended September 26, 2020 (the current period), a 21.6% decrease as compared to $40.3 million for the thirteen week period ended September 28, 2019 (the comparable prior year period). Gross profit was $8.8 million for the current period, a 16.9% decrease as compared to $10.6 million for the comparable prior year period.  The Company experienced a GAAP operating loss of $0.2 million for the current period, as compared to GAAP operating income of $0.7 million for the comparable prior year period.  The Company experienced a GAAP net loss of $0.2 million, or $0.02 per diluted share, for the current period as compared to GAAP net income of $0.3 million, or $0.03 per diluted share, for the comparable prior year period.

RCM Technologies reported revenue of $109.2 million for the thirty-nine week period ended September 26, 2020 (the current period), a 23.4% decrease as compared to $142.6 million for the thirty-nine week period ended September 28, 2019 (the comparable prior year period). Gross profit was $28.2 million for the current period, a 21.6% decrease as compared to $35.9 million for the comparable prior year period.  The Company experienced a GAAP operating loss of $9.1 million for the current period, as compared to GAAP operating income of $4.6 million for the comparable prior year period.  The Company experienced a GAAP net loss of $7.2 million, or $0.58 per diluted share, for the current period as compared to GAAP net income of $3.0 million, or $0.24 per diluted share, for the comparable prior year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “We continue to make progress on our COVID plan that we outlined in May.  Optimizing our SGA costs and focusing on gross margin allowed us to achieve positive EBITDA in the third quarter.  We are looking forward to delivering sequentially better results in the fourth quarter of 2020, and, despite obvious headwinds, we will continue to focus on further improvement as we head into 2021.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “We generated another $6.0 million in cash flow from operations in the third quarter of 2020 and $22.8 million in the second and third quarters combined.  Our robust cash flow has allowed us to reduce our net debt by 62%, from $32.9 million as of December 28, 2019, to $12.5 million as of September 26, 2020.”

Conference Call
On Tuesday, November 10, 2020, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:00 a.m. Eastern Time.  The dial-in number is (866) 578-1005.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services.  RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America and Serbia.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to the impact of the COVID-19 pandemic, demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Per Share Amounts)

	Thirteen Week Periods Ended
	September 26, 2020	September 28, 2019
Revenue	$31,561	$40,250
Cost of services	22,741	29,635
Gross profit	8,820	10,615
Selling, general and administrative	8,606	9,498
Depreciation and amortization of property and equipment	292	304
Amortization of acquired intangible assets	80	82
Operating (loss) income	(158)	731
Other expense, net	253	326
(Loss) income before income taxes	(411)	405
Income tax (benefit) expense	(167)	70
Net (loss) income	($244)	$335

Diluted net (loss) earnings per share data	($0.02)	$0.03

	Thirty-Nine Week Periods Ended
	September 26, 2020	September 28, 2019
Revenue	$109,246	$142,550
Cost of services	81,080	106,615
Gross profit	28,166	35,935
Selling, general and administrative	27,837	30,165
Depreciation and amortization of property and equipment	793	944
Amortization of acquired intangible assets	240	247
Write-off of receivables and professional fees incurred related to arbitration	8,397	-
Operating (loss) income	(9,101)	4,579
Other expense, net	895	1,275
(Loss) income before income taxes	(9,996)	3,304
Income tax (benefit) expense	(2,815)	255
Net (loss) income	($7,181)	$3,049

Diluted net (loss) earnings per share data	($0.58)	$0.24

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	September 26, 2020	December 28, 2019
	(Unaudited)
Cash and cash equivalents	$757	$1,847
Accounts receivable, net	$32,986	$59,760
Total current assets	$36,121	$70,657
Total assets	$62,553	$96,173
Total current liabilities	$19,930	$21,408
Borrowing under line of credit	$13,258	$34,761
Net debt (line of credit less cash)	$12,501	$32,914
Total liabilities	$38,926	$63,770
Stockholders’ equity	$23,627	$32,403

RCM Technologies, Inc.
Supplemental Operating Results on a Non-GAAP Basis
(Unaudited)
(In Thousands)

The following non-GAAP data, which adjusts for the categories of expenses described below, is a non-GAAP financial measure.  Our management believes that this non-GAAP financial measure is useful information for investors, shareholders and other stakeholders of our Company in gauging our results of operations on an ongoing basis.  We believe that EBITDA and Adjusted EBITDA are performance measures and have provided a reconciliation between net income and EBITDA and Adjusted EBITDA.  Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net income as an indicator of performance.  In addition, neither EBITDA nor Adjusted EBITDA takes into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company's GAAP net income measure and the corresponding adjustments used to calculate “EBITDA” and “Adjusted EBITDA” for the thirteen and thirty-nine week periods ended September 26, 2020 and September 28, 2019.

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
GAAP net (loss) income	($244)	$335	($7,181)	$3,049
Income tax (benefit) expense	(167)	70	(2,815)	255
Interest expense	126	390	650	1,276
Imputed interest on contingent consideration	36	(56)	108	40
Depreciation of property and equipment	292	304	793	944
Amortization of acquired intangible assets	80	82	240	247
EBITDA (non-GAAP)	$123	$1,125	($8,205)	$5,811

Adjustments
Write-off of receivables and professional fees incurred related to arbitration	-	-	8,397	-
Loss (gain) on foreign currency transactions	91	(8)	137	(41)
Adjusted EBITDA (non-GAAP)	$214	$1,117	$329	$5,770

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	September 26, 2020	September 28, 2019
Net (loss) income	($244)	$335
Adjustments to reconcile net income to cash used in operating activities	316	442
Changes in operating assets and liabilities:
Accounts receivable	6,664	727
Prepaid expenses and other current assets	484	(175)
Net of transit accounts receivable and payable	149	(39)
Accounts payable and accrued expenses	(1,231)	(1,901)
Accrued payroll and related costs	(125)	(769)
Right of use assets and liabilities	(19)	(14)
Income taxes payable	(37)	1
Total adjustments	6,201	(1,728)
Cash provided by (used in) operating activities	$5,957	($1,393)

Net cash used in investing activities	(249)	(58)
Net cash (used in) provided by financing activities	(6,427)	1,020
Effect of exchange rate changes	(156)	(44)
Decrease in cash and cash equivalents	($875)	($475)

	Thirty-Nine Week Periods Ended
	September 26, 2020	September 28, 2019
Net (loss) income	($7,181)	$3,049
Adjustments to reconcile net income to cash used in operating activities	6,293	1,936
Changes in operating assets and liabilities:
Accounts receivable	18,891	(5,184)
Prepaid expenses and other current assets	2,270	483
Net of transit accounts receivable and payable	1,056	923
Accounts payable and accrued expenses	1,508	(3,366)
Accrued payroll and related costs	825	(1,986)
Right of use assets and liabilities	(16)	245
Income taxes payable	94	30
Total adjustments	30,921	(6,919)
Cash provided by (used in) operating activities	$23,740	($3,870)

Net cash used in investing activities	(360)	(296)
Net cash (used in) provided by financing activities	(24,191)	4,160
Effect of exchange rate changes	(279)	(83)
Decrease in cash and cash equivalents	($1,090)	($89)

RCM Technologies, Inc.
Summary of Selected Income Statement Data
(Unaudited)
(In Thousands)

	Thirteen Week Period Ended September 26, 2020
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$15,087	$9,015	$7,459	$31,561
Cost of services	10,674	6,724	5,343	22,741
Gross profit	$4,413	$2,291	$2,116	$8,820
Gross profit margin	29.3%	25.4%	28.4%	27.9%

	Thirteen Week Period Ended September 28, 2019
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$15,140	$16,765	$8,345	$40,250
Cost of services	10,984	12,795	5,856	29,635
Gross profit	$4,156	$3,970	$2,489	$10,615
Gross profit margin	27.5%	23.7%	29.8%	26.4%

	Thirty-Nine Week Period Ended September 26, 2020
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$43,288	$41,896	$24,062	$109,246
Cost of services	30,673	33,037	17,370	81,080
Gross profit	12,615	8,859	6,692	28,166
Gross profit margin	29.1%	21.1%	27.8%	25.8%

	Thirty-Nine Week Period Ended September 28, 2019
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$52,778	$64,305	$25,467	$142,550
Cost of services	38,666	49,395	18,554	106,615
Gross profit	$14,112	$14,910	$6,913	$35,935
Gross profit margin	26.7%	23.2%	27.1%	25.2%